Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Copano Energy, L.L.C. and subsidiaries and the effectiveness of Copano Energy, L.L.C. and subsidiaries' internal control over financial reporting dated February 29, 2012, appearing in the Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Houston, Texas

June 7, 2012